Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

1st Constitution Bancorp

Cranbury, New Jersey

We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 15, 2021, relating to the consolidated financial statements of 1st Constitution Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/BDO USA, LLP

Philadelphia, Pennsylvania

August 27, 2021

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